SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway	Getzville	NY	14068
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging Growth Company

☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS.

On June 3, 2020, Columbus McKinnon Corporation (the “Company”) amended its Employment Agreement (the "Amendment") with David J. Wilson, the Company's President and Chief Executive Officer effective June 1, 2020. The original Employment Agreement was filed by the Company on Form 8-K on May 14, 2020. The Amendment provides for a one-time sign-on cash bonus of $375,000 paid on June 1, 2020 or shortly thereafter.

The foregoing summary of Mr. Wilson's Employment Agreement Amendment with the Company does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement Amendment between Columbus McKinnon Corporation and David J. Wilson
10.2	Form 8-K dated May 14, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S Korman
Name:	Alan S. Korman
Title:	V.P., Corporate Development, General Counsel & Corporate Secretary

Dated:  June 3, 2020